Exhibit 99.3

ANNUAL MEETING OF STOCKHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

REPRESENTED EMPLOYEE SAVINGS PLAN FOR NINE MILE POINT

                         , 2006

Please date, sign and mail your Voting Instructions Card in the envelope provided as soon as possible.

To Participants in the Represented Employee Savings Plan for Nine Mile Point (the “Plan”):

The enclosed Notice of Annual Meeting of Stockholders, joint proxy statement/prospectus and Voting Instructions Card for the annual meeting of stockholders, to be held on [    ], 2006 are being furnished to you by Constellation Energy Group, Inc. on behalf of the Trustee under the Plan.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by [    ], 2006.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the Voting Instructions Card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instructions Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy Group, Inc. common stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

Marcia B. Behlert

Plan Administrator

The Constellation Energy Group, Inc. board of directors recommends a vote “FOR” each proposal (and in the case of the election of directors, each of its nominees to the board of directors) other than the stockholder proposal (Proposal 5) and makes no recommendation with respect to the stockholder proposal. To vote in accordance with the recommendations of the Constellation Energy Group, Inc. board of directors, merely sign on the reverse side; no boxes need to be checked.

ê Please FOLD (DO NOT DETACH) along dotted line and mail in the envelope provided. ê

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

These Voting Instructions are requested in conjunction with a proxy solicitation by the Board of Directors of

CONSTELLATION ENERGY GROUP, INC.

TO:	T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE
REPRESENTED EMPLOYEE SAVINGS PLAN FOR NINE MILE POINT

By signing this Voting Instructions Card, you hereby instruct T. Rowe Price Trust Company, as directed Trustee under the Represented Employee Savings Plan for Nine Mile Point (the “Plan”), having the full power to appoint its substitute, as proxy to represent and to vote all the shares of Constellation Energy Group, Inc. common stock credited in your account under the Plan on [    ], 2006 at the annual meeting of stockholders of Constellation Energy Group, Inc., and any adjournment or postponement of such meeting, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished with this instructions card, subject to the directions indicated on the reverse side of this card.

Shares credited to your account will be voted at the annual meeting in the manner specified. If the card is not signed or the card is not received by [    ], 2006, the shares credited to your account will be voted in the same proportion as directions received from participants. If specific voting instructions are not given with respect to matters to be acted upon on a signed card, the Trustee will vote the shares credited to your account in accordance with the directors’ recommendations and at its discretion on any other matters that may properly come before the meeting.

The undersigned acknowledges receipt from Constellation Energy Group, Inc. prior to the execution of this Voting Instructions Card of a Notice of Annual Meeting of Stockholders and a joint proxy statement/prospectus furnished with this Voting Instructions Card.

(Continued and to be signed on the reverse side.)
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

                         , 2006 – ANNUAL MEETING OF STOCKHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

REPRESENTED EMPLOYEE SAVINGS PLAN FOR NINE MILE POINT

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1.	The proposal to approve the issuance of shares of Constellation Energy Group, Inc. common stock to FPL Group, Inc. shareholders as contemplated by the Agreement and Plan of Merger, dated as of December 18, 2005, among Constellation Energy Group, Inc., CF Merger Corporation, a wholly owned subsidiary of Constellation Energy Group, Inc., and FPL Group, Inc.		☐	☐	☐

2.	The proposal to approve, effective as of the completion of the merger, the amendments contemplated by the amended and restated charter of Constellation Energy Group, Inc. substantially in the form attached as Annex F to the joint proxy statement/prospectus.

PLEASE COMPLETE “A” OR “B” BELOW, BUT NOT BOTH. If you complete “A” and “B” below, your instructions under “A” below will be followed and your instructions under “B” below will not be followed.

A.The proposal to COLLECTIVELY approve, effective as of the completion of the merger, ALL OF THE AMENDMENTS contemplated by the amended and restated charter of Constellation Energy Group, Inc. substantially in the form attached as Annex F to the joint proxy statement/prospectus.

			☐	☐	☐

B.Skip if you completed “A” above and go to Proposal 3. The proposal to SEPARATELY approve, effective as of the completion of the merger, INDIVIDUAL AMENDMENTS contemplated by the amended and restated charter of Constellation Energy Group, Inc. substantially in the form attached as Annex F to the joint proxy statement/prospectus, marked below.

			☐	☐	☐

	i.	to add 700 Universe Boulevard, Juno Beach, Florida 33408 as the address of Constellation Energy Group, Inc.’s additional principal office;	☐	☐	☐

	ii.	to provide that the minimum size of the Constellation Energy Group, Inc. board of directors shall be increased from no less than three members to consist of no less than seven members;	☐	☐	☐

	iii.	to provide that, as of the closing date of the merger and until the second anniversary of the closing date of the merger, any vacancy on the Constellation Energy Group, Inc. board of directors that results from any cause other than an increase in the number of directors will be filled pursuant to Section 10(c)(i) of Article III of the by-laws of Constellation Energy Group, Inc. in effect at the closing date of the merger;	☐	☐	☐

	iv.	to increase the number of authorized shares of common stock to 1.2 billion;	☐	☐	☐

	v.	to increase the number of authorized shares of preferred stock to 125 million;	☐	☐	☐

	vi.	to provide that each share of common stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the common stock;	☐	☐	☐

	vii.	to provide that shares of common stock shall not have cumulative voting rights;	☐	☐	☐

	viii.	to provide that dividends may be paid ratably on the common stock at such time and in such amounts as the Constellation Energy Group, Inc. board of directors may deem advisable;	☐	☐	☐

	ix.	to eliminate the requirement that each share of any series of preferred stock have only one vote;	☐	☐	☐

	x.	to provide that in the event of any liquidation, dissolution or winding up of Constellation Energy Group, Inc., whether voluntary or involuntary, the holders of the common stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of Constellation Energy Group, Inc., to share ratably in the net assets of Constellation Energy Group, Inc. remaining, after payment or provision for payment of the debts and other liabilities of Constellation Energy Group, Inc. and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of Constellation Energy Group, Inc. shall be entitled; and	☐	☐	☐

	xi.	to provide that the Constellation Energy Group, Inc. board of directors may classify and reclassify any unissued shares of Constellation Energy Group, Inc. stock (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects, from time to time before issuance of such shares, the class and series designations of shares of capital stock or setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares.	☐	☐	☐

3.	The election of Class I directors to the Constellation Energy Group, Inc. board of directors to serve three year terms to expire in 2009.

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY	☐	FOR ALL EXCEPT
			FOR ALL NOMINEES		(See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

O Douglas L. Becker	O Edward A. Crooke	O Mayo A. Shattuck III	O Michael D. Sullivan

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as Constellation Energy Group, Inc.’s independent registered public accounting firm for the year 2006.	☐	☐	☐

5.	The stockholder proposal.	☐	☐	☐

6.	Discretionary authority. Unless you check the box below, in its discretion, the proxy is authorized to vote upon any matter as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.
	WITHHOLD AUTHORITY			☐

	MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING	☐

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Voting Instructions Card.